UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2020

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d)Appointment of Patrick J. Byrne to Board of Directors

On October 29, 2020, the Board of Directors (the “Board”) of Verra Mobility Corporation (the “Company”) appointed Patrick J. Byrne, effective November 2, 2020, (i) as a Class II director to fill the vacancy created by Jay Geldmacher’s resignation, effective as of July 30, 2020, and (ii) to serve as a member of the Company’s Audit Committee (the “Audit Committee”) and the Chairman of the Company’s Compensation Committee (the “Compensation Committee”).

Mr. Byrne, age 60, currently serves as the Chief Executive Officer of GE Digital, the software division of General Electric Company.  He previously served as the Senior Vice President of Fortive Corporation from July 2016 to June 2019, when Danaher Corporation (“Danaher”), where Mr. Byrne previously served as the Chief Technical Officer, completed the separation of its Test Measurement and Industrial Technologies segments. Mr. Byrne previously served as an independent director of Micron Technology, Inc. (“Micron”) from January 2011 to January 2020, including as a member of Micron’s Audit Committee from 2019 to 2020. Mr. Byrne also served as President of Tektronix, a subsidiary of Danaher, from July 2014 to July 2016. Mr. Byrne holds a BS in Electrical Engineering from the University of California, Berkeley and an MS in Electrical Engineering from Stanford University. We believe that Mr. Byrne’s significant technological and operational experience makes him well qualified to serve as a member of the Company’s Board.

In connection with his appointment, the Board has determined that Mr. Byrne (i) meets the requirements for audit committee service contained in Nasdaq Listing Rule 5605(c)(2)(A); (ii) is an “independent director” as contemplated by Nasdaq Listing Rule 5605(b)(1); and (iii) is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Byrne’s initial term will expire at the Company’s 2023 annual meeting of stockholders or his earlier resignation or removal. As of the date of this Current Report on Form 8-K, neither Mr. Byrne nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Rule 404(a) of Regulation S-K, nor is Mr. Byrne party to any understanding or arrangement pursuant to which he was appointed as a director.

Mr. Byrne will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 2, 2020.

Compliance with Nasdaq Rules Following Appointment of Mr. Byrne

On October 29, 2020, the Company notified Nasdaq of Mr. Byrne’s appointment to the Board, the Audit Committee and the Compensation Committee. On November 2, 2020, Nasdaq in turn notified the Company that it had regained compliance with (i) Nasdaq Listing Rule 5605(c)(2)(A), which requires the audit committee of a Nasdaq-listed company to have a minimum of three members, each of whom satisfies the independence requirements set forth in the applicable listing rules (the “Nasdaq Rules”) and (ii) Nasdaq Listing Rule 5605(b)(1), which requires that the majority of the board of directors of a Nasdaq-listed company be comprised of “independent directors” as defined in the Nasdaq Rules.

Item 9.01   Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release, dated November 2, 2020, issued by Verra Mobility Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2020	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer

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